UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2025

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

9.125% Senior Notes due 2029	NYMTI	NASDAQ	Stock Market

9.125% Senior Notes due 2030	NYMTG	NASDAQ	Stock Market

9.875% Senior Notes due 2030	NYMTH	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 29, 2025, New York Mortgage Trust, Inc. (the “Company”) filed Articles of Amendment to the Company’s charter (the “Amendment”) with the Maryland State Department of Assessments and Taxation to change the Company’s name, effective as of 12:01 a.m., Eastern Time, on September 3, 2025, from “New York Mortgage Trust, Inc.” to “Adamas Trust, Inc.” The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Board of Directors (the “Board”) of the Company approved and adopted the Company’s Fourth Amended and Restated Bylaws (the “Fourth Amended and Restated Bylaws”), to be effective as of 12:01 a.m., Eastern Time, on September 3, 2025, to reflect the change of the Company’s name. The Fourth Amended and Restated Bylaws amend Article I (Offices) to update the Company’s name to “Adamas Trust, Inc.” The foregoing description of the Fourth Amended and Restated Bylaws is a summary and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 2, 2025, the Company issued a press release announcing that the Company will change its name, effective as of 12:01 a.m., Eastern Time, on September 3, 2025, to “Adamas Trust, Inc.” A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, in conjunction with the press release announcing the change of the Company’s name to “Adamas Trust, Inc.”, the Company posted a presentation on the “Events & Presentations” section of its website (www.nymtrust.com). A copy of the presentation is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2 attached hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

In connection with the name change, effective on September 3, 2025, the Company’s trading symbols on Nasdaq will change from “NYMT” to “ADAM” for the Company’s common stock, from “NYMTN” to “ADAMN” for the Company’s 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, from “NYMTM” to “ADAMM” for the Company’s 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, from “NYMTL” to “ADAML” for the Company’s 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, from “NYMTZ” to “ADAMZ” for the Company’s 7.000% Series G Cumulative Redeemable Preferred Stock, from “NYMTI” to “ADAMI” for the Company’s 9.125% Senior Notes due 2029, from “NYMTG” to “ADAMG” for the Company’s 9.125% Senior Notes due 2030, and from “NYMTH” to “ADAMH” for the Company’s 9.875% Senior Notes due 2030.

Additionally, in connection with the name change, the Company will launch a new corporate website on or about September 3, 2025: www.AdamasREIT.com. The Company’s investor relations information, including press releases and links to the Company’s SEC filings, will be found on this website once launched.

On September 2, 2025, the Company also announced that it had acquired, from July 1, 2025 through August 27, 2025, approximately $2.1 billion in residential assets, which represents an increase of approximately 164% from the Company’s acquisitions of such assets in the three months ended June 30, 2025.

The Company (Nasdaq: NYMT) is an internally managed real estate investment trust focused on strategically deploying capital across complementary businesses to generate durable earnings and long-term value for stockholders. Built on a foundation of strength, integrity, and resilience, the Company combines disciplined portfolio management with an operating platform designed to capture opportunities across real estate and capital markets.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of the Company, effective as of September 3, 2025.
3.2	Fourth Amended and Restated Bylaws of the Company, effective as of September 3, 2025.
99.1 †	Press release, dated as of September 2, 2025.
99.2 †	Adamas Trust, Inc. Presentation Slides
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.
† Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: September 2, 2025	By:	/s/ Jason T. Serrano
Jason T. Serrano
Chief Executive Officer